UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

Pacific Ventures Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

117 West 9th Street, Suite 316

Los Angeles, CA 90015

(Address of principal executive offices)

(310) 392-5606

(Registrant's telephone number, including area code)

(Registrant's telephone number, including area code)

Copies to:

Gary L. Blum, Esq.

Law Offices of Gary L. Blum

3278 Wilshire Boulevard, Suite 603

Los Angeles, CA 90010

Phone: (213) 381-7450

Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2018, effective that date, Mr. Lloyd Spencer, who had been appointed Corporate Secretary on June 20, 2018, resigned as Corporate Secretary of Pacific Ventures Group, Inc. (the “Company”). There was no disagreement between the Company and Mr. Spencer that led to his resignation.

On June 21, 2018, Ms. Shannon Masjedi, the Company’s Chief Executive Officer and a Director, who had resigned as Corporate Secretary on June 20, 2018, was re-appointed to replace Mr. Spencer as Corporate Secretary of the Company.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

Date: June 21, 2018	By:	/s/ Shannon Masjedi
Shannon Masjedi Chief Executive Officer

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